                                                                    Exhibit 99.1
                           PURCHASE AND SALE AGREEMENT


         This Purchase and Sale Agreement ("Agreement") is entered into this 20th day of October, 1995, ("FINAL EXECUTION DATE") by and between GMRI, Inc., a Florida corporation (formerly known as General Mills Restaurants, Inc., prior to name change and hereinafter referred to as "Seller"), having its principal place of business at 1751 Directors Row, Orlando, Florida 32809; and Cooker Restaurant Corporation, an Ohio corporation ("Buyer"), having its principal office at 5500 Village Boulevard, West Palm Beach, Florida 33407

                                   BACKGROUND

         A. Seller is the owner of the parcels described in Exhibits A-1 through A-6 referred to individually and collectively as the "Premises" and commonly known as:

              CC#6039          1590 Pleasant Hill Rd.
                               Duluth, Georgia 30136

              CC#6023          790 Cobb Place Blvd.
                               Kennesaw, Georgia 30144

              CC#6044          14425 Lakeside Circle
                               Sterling Heights, Michigan 48313

              CC#6022          2819 Centre Drive
                               Beavercreek, Ohio 45432

              CC#6015          1247 Boardman Poland Rd.
                               Boardman, Ohio 44512

              CC#6014          7580 Poe Avenue
                               Vandalia, Ohio 45414

         B. Seller desires to sell the Premises and other hereinafter defined "Property", to Buyer, and Buyer desires to acquire the Premises and said other "Property", from Seller under the terms and conditions hereinafter set forth.

                                   PROVISIONS

         NOW, THEREFORE, in consideration of the foregoing BACKGROUND (which is hereby incorporated), and the mutual covenants hereinafter contained, the parties intending to be legally bound, agree as follows:

1.  PROPERTY

         Seller agrees to sell to Buyer and Buyer agrees to acquire from Seller, the following "Property" (collectively the Premises "FF&E" and "Licenses" respectively described and identified in subparagraphs a., b., and c. of this Paragraph 1.) on the terms and conditions hereinafter set forth:

    a.   PREMISES

         The fee simple interests in all of the Premises described on Exhibits A-1 through A-6, including all building and site improvements located thereon (together with appurtenant rights and easements thereto).

    b.   FURNITURE, FIXTURES AND EQUIPMENT

         The furniture, fixtures and equipment to the extent located at each of the Premises ("FF&E"), which FF&E includes furniture, booths, non-food inventory, smallwares, kitchen equipment, appliances, wallcoverings and decorations, lighting and lighting fixtures, telephone systems, PC based point-of-sale systems, office equipment, walk-in coolers, hoods and exhaust fans and systems, sound systems where owned by Seller, panic and emergency lighting, HVAC systems, wiring, pipes, flues, cables and related connections to utility services, water systems (water tanks and heaters) including sprinkler systems, pylon standards and sign monuments, and all other personal property, fixtures and improvements located on the Premises except for trade dress items of China Coast.

    c.   ALCOHOLIC BEVERAGE LICENSES

         The on-premises alcoholic beverage licenses identified below ("Licenses"). Buyer will pursue applications with the applicable alcoholic beverage commissions for transfer of the Licenses; Seller will cooperate with Buyer in effectuating the transfer of Licenses to Buyer. The Licenses will not be subject to suspension or revocation for any violations which may have occurred prior to Seller's cessation of business at the relevant Premises. Buyer will bear any applicable transfer costs. In the event any License cannot be transferred to Buyer, Buyer will use reasonable, good faith efforts to obtain an alternate, alcoholic beverage license permitting on-premises consumption, seven
(7) days a week, at the applicable Premises.

                 Location                        License
                 --------                        -------
                 CC#6022                         D5/D6 #3238512-0015
                 CC#6014                         D5/D6 #3106675-0560
                 CC#6015                         D1/D2/D3/D6 #3106675-0555
                 CC#6044                         Class C#04220

2.  PURCHASE PRICE

    The purchase price for the Property is Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000.00) ("Purchase Price") allocated between each Property as follows:

                 CC#6039                         $2,000,000.00
                 CC#6023                         $2,200,000.00
                 CC#6044                         $2,000,000.00
                 CC#6022                         $1,750,000.00
                 CC#6015                         $1,800,000.00
                 CC#6014                         $1,500,000.00

The Purchase Price is to be paid as follows:

    a. $600,000.00 in cash, certified check or wire transfer of funds on the FINAL EXECUTION DATE as earnest money, to be deposited with and held in escrow by the title company used pursuant to Paragraph 6 hereof (the "Escrow Agent") in an interest bearing account for the benefit of the parties, in accordance with Paragraph 10 of this Agreement.

    b. The balance in cash, certified check made payable to Seller or wire transfer of funds at "Closing" which will take place on the "CLOSING DATE" (defined in Paragraph 7).

3.       CORPORATE APPROVAL/BOARD APPROVAL

    a. This Agreement is conditional upon the approval of this transaction by the officers of Seller ("Corporate Approval") within five (5) days after the FINAL EXECUTION DATE. In the event the approval is not obtained within that time period, this Agreement will be null and void and of no further force and effect. The date on which such approval is communicated to Buyer in writing is the "EFFECTIVE DATE" of this Agreement.

    b. This Agreement is conditional upon the approval of this transaction by the appropriate Board of Directors of Buyer ("Board Approval") within five (5) days after the FINAL EXECUTION DATE. In the event the approval is not obtained within that time period, this Agreement will be null and void and of no further force and effect.

    c. Each party will provide the other with a certificate of good standing from its respective State of incorporation and a certified resolution of its Board of Directors reflecting approval for that corporation to enter into the transaction contemplated by this Agreement.

4.  SELLER'S REPRESENTATIONS AND WARRANTIES

    Seller represents to Buyer as follows, which representations will be deemed reaffirmed by Seller to Buyer as of the CLOSING DATE, and will survive the
Closing:

    a. There are no parties in possession of any portion of the Premises or the FF&E;

    b. There are no pending or, to the best of Seller's knowledge and belief, threatened condemnation or similar proceedings affecting the Premises, or any part thereof;

    c. With the exception of Seller's need to secure Corporate Approval of this transaction as provided above, Seller has the present full authority and power to execute this Agreement and to close the sale of the Premises;

    d. Seller will provide good faith cooperation to Buyer in determining the matters set forth in Paragraph 6 of this Agreement;

    e. Based solely upon title insurance policies previously obtained by Seller, Seller owns the Premises in fee simple and Seller's title to the Premises is marketable; and

    f. Seller owns title to the FF&E which is unencumbered as reflected in the "Unconditional Bill of Sale" marked Exhibit "C" and attached hereto.

5.  BUYER'S REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT

    Buyer represents and warrants to Seller as follows, which representations and warranties will be deemed reaffirmed by Buyer to Seller as of the CLOSING DATE and will survive the Closing:

    a. With the exception of Buyer's need to secure Board Approval of this transaction as provided above, Buyer has the present full authority and power to execute this Agreement and to close the purchase of the Premises;

    b. Buyer will in good faith diligently proceed to obtain all required reports, licenses, permits and approvals to construct, remodel and operate the improvements herein referenced;

    c. Buyer warrants and represents that its use of the Premises will not violate Paragraph 12;

    d. Buyer acknowledges and agrees that the Property will be conveyed and transferred to Buyer "as is, where is, and with all faults", if any, and, except as expressly set forth in this Agreement (including exhibits annexed hereto and identified herein), Seller does not warrant as to the merchantability, quantity, quality, condition, suitability or fitness of the Property for any purpose whatsoever and will be under no obligation whatsoever to undertake any repairs, alterations or other work of any kind with respect to any portion of the Property. Buyer also acknowledges and agrees that the provisions in this Agreement for inspection and investigation of the Property are adequate to enable Buyer to make Buyer's own determination with respect to the merchantability, quantity, quality, condition and suitability or fitness of the Premises for any purpose. At the closing, Seller will be deemed released by Buyer of and from all liabilities, obligations and claims, known or unknown, that Buyer may have against Seller including those that arise in the future based in whole or in part upon the presence of toxic or hazardous substances or other environmental contamination on or within the Premises as such terms or conditions may now or hereafter be defined or regulated by any federal, state or local law, ordinance, order, rule, regulation, code or other governmental restriction or requirement including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sec. 9601 et seq. ("CERCLA") and the Resource Conservation Act, as amended, 42 U.S.C. Sec. 690 et seq. ("RCRA"), or otherwise.

6.  SUITABILITY DUE DILIGENCE

    a. Buyer, using good faith, diligent efforts, will have thirty (30) days from the FINAL EXECUTION DATE to determine whether the Premises and Licenses are suitable for its use as follows:

         i. Buyer may, at its sole risk, cost and expense conduct or cause to be conducted soil engineering tests and/or environmental assessments of the Premises and in this connection, it or its designated agents may enter upon the Premises for purposes of inspection, soil analysis, core drilling or other tests that may be deemed necessary by Buyer or its engineer. Buyer will restore or repair any damage caused, related to or arising out of Buyer's conducting of these tests. Buyer will indemnify, hold harmless and, at Seller's option, defend Seller against any and all claims, actions, causes of action, expenses, costs, penalties and liabilities arising out of its work or that of its employees, agents or contractors on the Premises, which indemnity will also include the payment of attorneys' fees and other costs;

         ii. Buyer will obtain (or be reasonably satisfied that it can obtain) all necessary governmental or quasi-governmental permits, licenses and approvals for the construction or renovation of all intended improvements;

         iii. Buyer will determine whether the improvements and the use as a Cooker Bar and Grille Restaurants contemplated by Buyer for each of the Premises are prohibited by any governmental or quasi-governmental authority;

         iv. Buyer will determine whether the utility services required for Buyer's development will be available in capacities and at costs reasonably acceptable to Buyer.

    If Buyer using good faith, reasonable business judgment determines that it is not possible to develop any of the Premises or acquire Licenses in accordance with Buyer's intended use for reasons gathered in its investigation, Buyer may, by giving written notice to Seller ("TERMINATION NOTICE"), terminate this Agreement with respect to that Property. Such TERMINATION NOTICE will describe the nature of the conditions preventing the development of the Premises or acquisition of the Licenses in reasonable specificity. Said TERMINATION NOTICE must be received prior to 5:01 p.m. (Florida time) on or before the next business day following the expiration of the thirty (30) day period provided for in this Paragraph or Buyer will be conclusively presumed to have irrevocably waived the right to terminate under this Paragraph. Upon receipt of such proper and timely TERMINATION NOTICE by Seller, the Deposit will be returned to Buyer and neither party will have any obligation to the other except in accordance with Paragraphs 6(a) and 14 herein.

    b. Buyer, within the time periods specified below, may review surveys and title as follows:

         i. At least twenty (20) days prior to Closing, Seller, at its sole cost and expense, will obtain and provide to Buyer and the Escrow Agent an as-built survey of each of the Premises ("Survey") prepared by a licensed surveyor in accordance with the specifications outlined in Exhibit B, which identifies the Premises by legal description (metes and bounds or plat reference, as the case may be)and reflects whether there are any improvements, easements, encroachments or overlappings affecting the Premises. The surveyor will certify to Buyer, Seller and the title company, that the Survey was made on the ground under his/her supervision. If the Survey reflects defects which would prevent the use of any Premises as a Cooker Bar and Grille Restaurant, Buyer may terminate this Agreement as to that Property by written notice to Seller, specifying the defect, within fifteen (15) days after Buyer's receipt of the Survey. Silence will be deemed to mean that Buyer has irrevocably waived the right to terminate under this subparagraph b(i).

         ii. At least fifteen (15) days prior to Closing, Seller, at its sole cost and expense, will obtain and provide to Buyer a title insurance commitment for each of the Premises issued by Lawyers Title Insurance Corporation, a Virginia corporation, which commitments shall include a complete UCC, judgment lien and tax lien search for Seller. Within ten (10) days after receipt of the commitments, Buyer will notify Seller in writing of any defects in the title which would render the Premises unmarketable, uninsurable or prevent the use of a Cooker Bar and Grille Restaurant; standard exceptions will not be considered objectionable. Silence will be deemed to mean that Buyer has irrevocably waived the right to terminate under this subparagraph b(ii), subject to Buyer's right to object to any new matters appearing of record after the date(s) of the title commitments. If Seller, after using good faith efforts, is unable to cure the title objections in a reasonable period of time (which will, as necessary, postpone the Closing and CLOSING DATE), Buyer, at its election, may either (i) accept title as it is, or (ii) terminate this Agreement with respect to the particular Property. Upon termination, Buyer will receive its Deposit and both parties will be released from all liability and obligation under this Agreement, except for the specific indemnification provisions in Paragraphs 6(a) and 14. Buyer's failure to notify Seller within the 15 day period will be deemed approval by Buyer of the condition of title.

    Seller is required to remove all monetary liens and encumbrances at, or prior to, Closing.

    c. In the event that Buyer determines that any Premises or License (or more than one) is not suitable in accordance with Paragraph 6., of this Agreement, upon written notice to Seller that Property found unsuitable by Buyer shall be deleted from this Agreement (with appropriate adjustment in the Purchase Price pursuant to Paragraph 2.) to the same extent and as fully as though that Property(ies) was not subject to this Agreement.

7.  CLOSING

    a. The "Closing" hereunder will be through an escrow with the Escrow Agent, in accordance with this Agreement, and will take place within thirty (30) days after Buyer either provides Seller with written notice that the conditions set forth in Paragraph 6 above have been satisfied or waived or is presumed to have satisfied or waived such conditions pursuant to Paragraph 6 above (the "CLOSING DATE"). On or before the CLOSING DATE, Seller will deposit a limited warranty deed for each of the Premises with the Escrow Agent using the legal description by which Seller obtained title and a Bill of Sale for the FF&E at each Premises, in form as shown on Exhibit "C". The FF&E will be transferred free and clear of all liens and encumbrances. The Premises will be transferred free and clear of all liens and encumbrances except for those permitted or accepted pursuant to Paragraph 6(f). Transfer forms for the Licenses submitted by Buyer to Seller shall be executed and delivered by Seller to Buyer at Closing.

    b. All costs and expenses of Closing the purchase and sale of the Premises will be borne and paid at Closing unless otherwise stated herein, as follows:

         By Seller:         Seller's Attorneys' Fees
                            Title insurance premiums in the aggregate
                                     amount of the Purchase Price
                            Surveys
                            State's Transfer Taxes, if any
                            Escrow Fees

         By Buyer:          Buyer's Attorneys' Fees
                            Recording Fees for Deed
                            Recording Fees for Covenants, if any
                            Title Insurance Premiums for any extended
                                     coverage requested by Buyer

    c. Seller and Buyer each represents to the other that it has not hired or engaged any broker, finder or other agent to whom a commission is owed as a consequence of this Agreement. Each party will indemnify and hold and save the other party harmless from any and all claims for brokerage arising out of this Agreement as a result of a breach of that party's representation.

    d. Real Estate Taxes. Seller will pay all special assessments which exist as of the CLOSING DATE (or if not payable, the amount thereof shall be credited against the Purchase Price), and any due or delinquent real estate taxes (plus applicable penalties, if any). Real estate taxes on the Premises which accrue in the current year will be prorated to the CLOSING DATE, so that Seller bears that portion of the accrued real estate taxes applicable for the period up to and including the CLOSING DATE and Buyer bears that portion of the accrued real estate taxes applicable for all periods subsequent to the CLOSING DATE. Buyer will be responsible for all special assessments imposed after the CLOSING DATE. At Closing, Seller will pay to Buyer Seller's share of real estate taxes and special assessments for the year in which Closing occurs and Buyer will pay such real estate taxes and installments of special assessments when due and payable for such tax year. If on the CLOSING DATE the tax rate for such year has not been finally determined, proration will be made upon the basis of the tax rate for the preceding tax year applied to the last officially certified rate of valuation. The parties agree that such proration will be readjusted between the parties, if necessary, based upon the final tax bill for the year in which Closing occurs.

    e. In the event Buyer terminates this Agreement with respect to any individual Premises, the Agreement will remain in effect as to the remaining Premises, and the Purchase Price will be adjusted in accordance with the allocation schedule set forth in Paragraph 2.

8.  RISK OF LOSS AND CONDEMNATION

    Seller will bear the risk of loss due to fire or other casualty until Closing. In the event of any condemnation of any of the Premises or any part thereof prior to Closing which, in the reasonable opinion of Buyer, would prevent Buyer's intended use of the Premises, Buyer may elect to terminate this Agreement with respect to that individual Property upon written notice to Seller, and upon Seller's receipt of such notice Buyer will have no further duties or obligations hereunder with respect to that Property (except for the indemnification provisions of Paragraph 6(a) and 14).

9.       REMEDIES

    a. In the event Buyer fails to comply with any or all of the obligations, covenants, warranties or agreements under this Agreement and such default is not cured within ten (10) days after notice thereof (other than Buyer's failure to tender the Purchase Price on the date of Closing, a default for which no notice is required), then Seller may terminate this Agreement, whereupon the Deposit will be paid over to Seller by Escrow Agent and the parties will be released from any further liability hereunder except for the indemnification provisions of Paragraph 6(a) and 14 herein.

    b. In the event Seller fails to comply with any or all of the obligations, covenants, warranties or agreements under this Agreement, and such default is not cured within ten (10) days after notice thereof, then Buyer may terminate this Agreement, in which event the Deposit will be refunded to Buyer as its sole and exclusive remedy and both parties will be released from any further liability hereunder except for the indemnification provisions of Paragraph 6(a) and 14 herein.

    c. The failure of either party to act upon a default of the other in any of the terms, conditions or obligations under this Agreement will not be deemed a waiver of any subsequent breach or default under the terms, conditions or obligations hereof by such defaulting party.

10.      DEPOSIT

    As required in Paragraph 2.a., of this Agreement, on the FINAL EXECUTION DATE, Buyer shall deposit with Lawyers Title Insurance Corporation, a Virginia corporation (heretofore and hereafter called "Escrow Agent") a good faith deposit (heretofore and hereinafter referred to as the "Deposit") in the amount of Six Hundred Thousand and No/100 Dollars ($600,000.00). By its acceptance of the Deposit as indicated by its joinder in this Agreement, Escrow Agent hereby agrees to hold the Deposit in accordance with the following instructions, to wit:

    a. If the sale and purchase contemplated in this Agreement is closed in accordance with the terms hereof, the Deposit shall be transmitted to Seller to be applied by Seller as a credit against the total Purchase Price due from Buyer to Seller at closing pursuant to Paragraph 2., of this Agreement;

    b. If Buyer fails or refuses to close the purchase and sale in accordance with this Agreement, or otherwise fails to comply with any of the obligations, covenants, warranties or agreements and such failure is not cured within ten
(10) days after notice as provided in Paragraph 9, the Deposit shall be immediately transmitted by Escrow Agent to Seller to be Seller's absolutely in accordance with Paragraph 9.a., above;

    c. In the event of either (i) Seller's inability to deliver good and marketable title to the Property (or any of them) in accordance with this Agreement (unless expressly waived in writing by Buyer), or (ii) issuance and receipt of the Termination Notice as described in Paragraph 6., Escrow Agent shall immediately return that portion of the Deposit relating to that Property(ies) to Buyer upon Buyer's written request therefor and the Agreement shall thereupon be deemed null, void and of no further force and effect (except for indemnification provision of Paragraph 6.a., and 14). For the purposes of allocating the Deposit, the sum of $100,000.00 shall be allocated toward each of the six (6) Properties.

    d. If Seller fails or refuses to close the purchase and sale in accordance with this Agreement, or otherwise fails to comply with any of the obligations, covenants, warranties or agreements and such failure is not cured within ten
(10)days after notice as provided in Paragraph 9, the Deposit shall be immediately transmitted by Escrow Agent to Buyer in accordance with Paragraph 9.b., above.

    Upon receipt of the Deposit, Escrow Agent shall use its best and most diligent efforts to cause the funds received by it to be invested in a federally insured financial institution in Atlanta, Georgia to earn a rate of interest currently being paid in Atlanta, Georgia on Money Market Demand Accounts or in such other form of investment specifically authorized and approved in writing by both Buyer and Seller delivered to Escrow Agent. Upon the occurrence of any of the foregoing events entitling either party to the Deposit and written request to the Escrow Agent, the Deposit shall be submitted to the party entitled thereto together with any and all interest earned thereon (less reasonable escrow charges and/or fees imposed by the Escrow Agent, if any) which shall belong solely to the recipient except in the instance that the Deposit is transmitted to Seller in accordance with subparagraph a., above, in which case the interest on the Deposit shall also be credited against the Purchase Price.

11. NOTICES

    All notices, demands and communications as provided herein will be served by registered or certified United States mail, return receipt requested, available express mail carrier (such as Federal Express, Emery, Airborne, etc.), or facsimile capable of confirming receipt, to the following address or to such other address(es) as Seller and Buyer may advise each other in writing pursuant to this Paragraph 13.

          Seller:         GMRI, Inc.
                                Attn:  Ellen F. Parker, Law Department
                                1751 Directors Row
                                Orlando, Florida 32809
                                Facsimile No.:  (407) 245-5380

           Buyer:         Cooker Restaurant Corporation
                                5500 Village Blvd.
                                West Palm Beach, Florida 33407
                                Attn:  G. A. Seelbinder, Chairman & CEO
                                Facsimile No.:  (407) 615-6001

              cc:         James F. Hadley, Esquire
                                James F. Hadley Co., L.P.A.
                                150 East Wilson Bridge Road
                                Suite 200
                                Worthington, Ohio 43085
                                Facsimile No.:  (614) 436-2865

    Escrow Agent:         Lawyers Title Insurance Corporation
                                Atlanta National Division
                                950 E. Paces Ferry Road, N. E.
                                Suite 2850
                                Atlanta, Georgia 30326-1145
                                Attn:  Eva Mosley
                                Facsimile No.:  (404) 261-0936

12. PROHIBITED TRANSFER

    Buyer will not sell, convey, lien, or otherwise transfer any of Buyer's interest in this Agreement without obtaining, in each and every instance, the prior written consent of Seller. Seller will have a right of approval of any such transferee and a right to receive 100% of the profit from any such transfer.

13. USE RESTRICTION

    Buyer represents and warrants to Seller that the Property will not be used for the operation of any restaurant using a name the same as, or similar to, "China Coast", which name is a registered trademark owned by Seller. This covenant may be recorded in the deeds.

14. BUYER'S INDEMNIFICATION

    In the event that this Agreement is terminated by either Buyer or Seller prior to Closing, and notwithstanding the fact that such termination will release Buyer from its obligation to buy the Property, nothing herein will be deemed to release Buyer from any liability arising out of or connected with Buyer's activities (or those of its employees, agents, or contractors) on the Premises including, but not limited to, its actions on the Premises while exercising its rights pursuant to Paragraph 6 hereof. This provision will survive Closing of the transaction herein contemplated and the delivery of the deeds.

15. MISCELLANEOUS PROVISIONS

    a. All of the representations, warranties, covenants and agreements of the parties will survive the Closing and will not be merged therein.

    b. This Agreement will be construed under and in accordance with the laws of the State where the Premises is located and according to its fair meaning and not in favor of or against any party.

         c. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         d. If any term, provision or condition contained in this Agreement will, to any extent, be held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) will not be affected thereby, and each and every other term, provision and condition of this Agreement will be deemed valid, legal and enforceable.

         e. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter. This Agreement cannot be amended or modified except by written agreement signed by Buyer and Seller.

         f. All parties hereto pledge their good faith efforts to act in a timely and reasonable manner to consummate the transaction herein contemplated.

         g. Words of any gender used in this Agreement will be held and construed to include any other gender, and words in the singular number will be held to include the plural, and vice versa, unless the context requires otherwise.

         h. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the scope, extent or intent of this Agreement or any part hereof. The failure by either party to enforce against the other any term or provision of this Agreement will not be deemed a waiver of such party's right to enforce against the other party the same or any other such term or provision.

         i. This Agreement may be executed in multiple originals or counterparts, each of which will be an original and, when all of the parties to this Agreement have signed at least one (1) copy, such copies together will constitute a fully executed and binding Agreement.

         j. No representation, warranty, or recommendation is made by Seller or its agents, employees or attorneys regarding the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction, and each signatory is advised to submit this Agreement to his/her attorney before signing it.

         k. If either party files any action or brings any proceeding against the other arising out of this Agreement, or is made a party to any action or proceeding brought by a third party arising out of this Agreement, then as between Buyer and Seller, the prevailing party will be entitled to recover, as an element of its costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court. The "PREVAILING PARTY" will be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs will not recover attorneys' fees.

         l. If either party hereto will be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, fires, acts of God, natural disasters, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this agreement, the period for the performance of any such work or act will be extended for a period equivalent to the period of such delay.

         m. This Agreement will not be recorded in part or in whole by either party hereto.

         n. Use of the term "business day" or "business days" is hereby defined as a day or days which are neither a Saturday, Sunday or a holiday observed by the United States Postal Service.

16.      COUNTERPARTS

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   GMRI, Inc.
                                   a Florida corporation
                                   ("Seller")

                                   BY:      /s/ Richard D. Halterman
                                      ------------------------------------------

     /s/ WITNESS                   TITLE:   Senior Vice President
-----------------------------            ---------------------------------------

     /s/ WITNESS                   DATE:    October 20, 1995
-----------------------------            ---------------------------------------


                                   Cooker Restaurant Corporation
                                   an Ohio corporation
                                   ("Buyer")



                                   BY:      /s/ Phillip L. Pritchard
                                      ------------------------------------------

     /s/ G. Arthur Seelbinder      TITLE:   President and C.O.O.
-----------------------------            ---------------------------------------

     CEO & Chairman                DATE:    October 18, 1995
-----------------------------            ---------------------------------------
Exhibits:

         A-1      Legal Description -#CC6039 Duluth/Gwinnett, Georgia
         A-2      Legal Description -#CC6023 Kennesaw/Town Center, Georgia
         A-3      Legal Description -#CC6044 Sterling Heights, Michigan
         A-4      Legal Description -#CC6022 Beavercreek, Ohio
         A-5      Legal Description -#CC6015 Boardman, Ohio
         A-6      Legal Description -#CC6014 Vandalia, Ohio
         B        Survey Specifications
         C        Bill of Sale Form

                             JOINDER OF ESCROW AGENT



         LAWYERS TITLE INSURANCE CORPORATION, a Virginia corporation, referred to in the preceding Agreement as "Escrow Agent", hereby accepts appointment as "Escrow Agent" pursuant to Paragraph 10., of the foregoing agreement and agrees to comply with the terms and conditions imposed upon it in Paragraph 10., of the foregoing Agreement. Provided, however, in no event shall Escrow Agent be liable or obligated to either the Seller or Buyer for any of the following should they occur:

         (a) A Failure of any financial institution in which the Escrow Agent has deposited funds received pursuant to said paragraph 10.;

         (b) The collectability of any check or draft submitted by the Buyer to Escrow Agent and comprising a part of the Deposit; or

         (c) Any loss incurred by either Seller or Buyer for Escrow Agent's failure to perform the duties and responsibilities imposed upon it pursuant to said Paragraph 10., if such error or mistake was made by Escrow Agent in good faith upon and in compliance with advice of Escrow Agent's counsel.

         Escrow Agent hereby acknowledges receipt from Buyer of the Deposit in the amount of Six Hundred Thousand and No/100 Dollars ($600,000.00) which comprises the entire Deposit required pursuant to in Paragraph 10., of this Agreement.

         In the event demand for payment of the Deposit is made to Escrow Agent pursuant to Paragraph 10., of the foregoing Agreement, Escrow Agent will immediately advise the other party to the foregoing Agreement in writing delivered in accordance with Paragraph 11., of the foregoing Agreement. If Escrow Agent has not received conflicting instructions from said notified party within five (5) business days of the receipt of said notice by the notified party, Escrow Agent may in good faith pay the Deposit (less Escrow Agent's reasonable charges and fees, if any) in accordance with said original demand. In the event Escrow Agent receives conflicting instructions from the notified party, Escrow Agent shall retain the Deposit until it has received instructions signed by both parties or pursuant to an order or decree of a court competent jurisdiction.

         So acknowledged and agreed in Atlanta, Georgia, this _____day of ___________________, 1995.


                                    LAWYERS TITLE INSURANCE CORPORATION,
                                    a Virginia corporation
                                    ("Escrow Agent")



                                    By:_________________________________
                                    Print Name:_________________________
                                    Print Title:________________________

                              EXHIBIT "A-1" - "A-6"

                                Legal Description

                          [Legal Descriptions Omitted]

                                   EXHIBIT "B"

                              Survey Specifications

         Survey shall be made by a Registered Land Surveyor or Engineer who shall promptly prepare and furnish a drawing of the survey.

         The boundary survey shall close by latitude and departure with an error not to exceed 1:5000. Calculations, closure sheets or other evidence to be provided.

         The surveyor shall set permanent markers at all property corners which are not marked.

         Elevation datum shall be U.S.G.S. Mean Sea Level Datum (M.S.L.) or municipal datum. Indicate equation between municipal and M.S.L. if available. Assumed datum shall only be used when specified datum is not available. Bench mark reference shall be made on or adjacent to the site.

         The drawing of the survey shall be made on a sheet size of 30 x 42 to a scale of 1" = 20', unless specified otherwise. The surveyor shall furnish to _______________ 1 reverse sepia and 6 blue line copies.

         The drawing shall show all data pertaining to the site and shall include, but shall not necessarily be limited to the following:

1.    The scale of the drawing.
2.    North arrow.
3.    All dimensions, angels, or courses and bearings of boundaries.
4. Boundary of described property shall be clearly labeled and indicated by a bold line.
5.    Corner monuments.
6. Name of sub-division, lot number, lot lines, block number, city, county and state.
7.    Assessor's Parcel number - APN (where applicable).
8. Streets and alleys, public or private, including dedicated, but unopened streets or alleys.
9. Existing physical boundaries, such as fences, walls, etc., indicating any deviation from true boundary lines.
10. All buildings and other improvements with descriptions, dimensions and location.
11. All encroachments, from or on said property, easements or right-of-ways public or private, recorded, unrecorded, or established by usage.
12.   Any deficiencies between deed description and boundary lines.
13. Side walk width and distance to curb and property line and condition of walk.
14.   Curb and curb-cut locations and type of curb.
15. Name of streets and width and type of pavement. Indicate any safety islands.
16. If inside lot, give distance and direction to nearest street intersections.
17.   Bench mark reference.
18. Show spot elevations on adjacent streets at centerline, edge of pavement (or gutter line) at 50' intervals. Show elevations of all walks, building floors on adjacent properties IF PERMISSIBLE, ditch lines, railroad rails, and adjacent property at least 10' from property lines. Show surface elevation of any body of water within 100' of property.
19. Contours at one-foot intervals of elevation change, including enough adjacent property to show unusual conditions with existing elevations.
20.   General direction of surface drainage and disposal of storm drainage.

21. Provide drainage area information indicating existing offsite drainage areas which drain onto or through subject site.
22.   Location of any test borings evident.
23.   Utility poles.  (Company servicing).  Name.
24.   Underground cables and depth. (Company servicing). Name.
25. Storm and sanitary sewers - locations, size, direction of flow, inverts - fall per ft. and location of stubs.
26.   Manholes and catch basins, top and invert elevations.
27.   Water main - location, size and depth.  (Company servicing).  Name.
28.   Fire hydrants.
29.   Gas main - location, size and depth.  (Company servicing).  Name.
30.   Street lights.  (Company servicing).  Name.
31.   Trees - location, size and type, including decorative landscaping on site.
32. Furnish the following information, if available, to the best of your knowledge.
33. Names of owners of adjacent properties within 20 feet from any property line, and on opposite side of fronting street.
34.   Label adjacent property use (or vacant), and zoning classification.
35.   Show paved areas adjacent to property.
36. Show flood plain elevation and limits, if applicable. If not applicable, so state.
37.   The survey drawing shall be certified as follows:

"I hereby certify and represent to______________________________________________
                                                 GMRI, INC.

________________________________________________________________________________
                          Cooker Restaurant Corporation

and_____________________________________________________________________________
                                 (TITLE COMPANY)

that this is a true and correct Plat of a survey made under my supervision in accordance with "Specifications for Land Survey", a copy of which has been delivered to me, of:

                 (Insert legal description of property surveyed)

that said Plat correctly shows the locations of all buildings, structures and improvements on said described property; that there are no encroachments from or on said described property, or right-of-ways or easements on said described property, except as shown on said Plat of survey; and that I am a registered land surveyor or engineer in the State of _____________________________________.

                                          Signed:_______________________________

                                          Registration No.:_____________________

                                          ______________________________________
                                                         (SEAL)

                                          Date:_________________________________

                                   EXHIBIT "C"

                           UNCONDITIONAL BILL OF SALE



         FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by GMRI, Inc., a Florida corporation having its principal office at 5900 Lake Ellenor Drive, Orlando, Florida 32859, (hereinafter referred to as "Seller"), Seller does hereby sell and unconditionally transfer, convey and assign to and unto COOKER RESTAURANT CORPORATION, an Ohio corporation having its principal office at 5500 Village Boulevard, West Palm Beach, Florida 33407 (hereinafter referred to as "Buyer"), its successors and assigns, all of Seller's right, title, and interest to and unto the following:

         1. All furniture, fixtures, equipment, appliances and other personal property owned by Seller on the date hereof and located on, in, or forming a part of the real estate and/or improvements existing on the real estate described in EXHIBIT A, which is attached hereto and by this reference made a part hereof (herein the "Premises").

         2. This sale, transfer and assignment by and from Seller to and unto Buyer made pursuant to Paragraph 1, next above, specifically includes, but is not limited to: furniture, booths, non-food inventory, smallwares, kitchen equipment, appliances, wallcoverings and decorations, lighting and lighting fixtures, telephone systems, PC based point-of-sale systems, office equipment, walk-in coolers, hoods and exhaust fans and systems, sound systems where owned by Seller, panic and emergency lighting, HVAC systems, wiring, pipes, flues, cables and related connections to utility services, water systems (water tanks and heaters) including sprinkler systems, pylon standards and sign monuments, and all other personal property, fixtures and improvements to the extent located in, on or forming a part of the Premises on the date hereof.

         The furniture, fixtures, equipment, appliances and other personal property identified in numbered Paragraphs 1., and 2., next above shall hereinafter collectively be referred to as the "Property".

         Seller hereby represents and warrants to Buyer that:

         A. Seller is the sole and exclusive owner of all right , title and interest in and to the Property;

         B. Seller has full right, power and authority to sell, convey, transfer and assign the Property to Buyer; and

         C. There are no security interests, pledges, liens or encumbrances of any kind or nature upon or affecting the Property; and

         D. Seller shall warrant and defend the right, title and interest of Buyer and Buyer's successors and assigns in and to the Property against the claims of all persons claiming by, through and under Seller.

         Except for the warranties expressly set forth in Paragraphs A. through D., inclusive, next above, the Property is sold by Seller and the Buyer accepts the Property "AS IS", "WHERE IS', and "WITH ALL FAULTS" without any additional warranties from Seller whatsoever including, but not limited to any implied warranty of fitness for a particular purpose or of merchantability.

         TO HAVE AND TO HOLD the Property with all appurtenances thereto, unto Buyer, its successors and assigns forever.

         IN WITNESS WHEREOF, the Seller, GMRI, INC., has caused this Unconditional Bill of Sale to be executed and delivered by its duly authorized undersigned officer this ____ day of _______________, 1995, in Orlando, Florida.

Signed, Acknowledged and                 GMRI, INC., a Florida corporation
Delivered in the Presence of:            ("Seller")

_______________________________          By:____________________________________
Print Name:______________________               Richard D. Halterman
                                                Senior Vice President


________________________________
Print Name:_______________________

STATE OF FLORIDA,
COUNTY OF ORANGE, SS:

         On _______________, 1995, before me, the undersigned, a Notary Public in and for said State, personally appeared Richard D. Halterman, personally known to me to be the Senior Vice President of GMRI, INC., a Florida corporation , personally known to me to be the person who executed the within instrument for and on behalf of said corporation, and he acknowledged tome that GMRI, INC., executed the within instrument pursuant to its bylaws and duly adopted and effective resolution of its Board of Directors.

         WITNESS my and Official Seal.


                                              __________________________________
                                              Notary Public
                                              Print Name:_______________________
                  (SEAL)                      My Commission Expires:____________